UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2004

GoRemote Internet Communications, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission File Number)	(IRS Employer Identification No.)

1421 McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 955-1920

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Material Agreements.

On October 20, 2004, the Compensation Committee of the Board of Directors of GoRemote Internet Communications, Inc. (the “Company”) adopted guidelines for executive incentive compensation, effective for the Company’s 2005 fiscal year.  Under the guidelines, executive officers designated by the Compensation Committee will be eligible to receive incentive bonuses, targeted to be in the range of 30% to 50% of the executive officer’s annual base salary.   The Compensation Committee determines actual bonus amounts to be paid based upon the level of the Company’s achievement of revenue and operating profit targets, the Company’s profitability and other factors it deems appropriate.  The amount of incentive bonus payments contemplated by the guidelines could range from zero to a maximum of 105% of the executive officer’s base salary, depending on achievement of the Company’s targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoRemote Internet Communications, Inc.

Date: December 16, 2004	By:	/s/ David L. Teichmann
David L. Teichmann, Senior Vice President,
General Counsel and Secretary